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                                                                     EXHIBIT 5.4


                               December 27, 2000



Autotote Keno Corporation
c/o Autotote Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022



       Re: Autotote Corporation Registration Statement on Form S-4
          (Registration No. 333- 51000)


          ___________________________________________________


Ladies and Gentlemen:

    I have acted as counsel to Autotote Keno Corporation, a Nebraska corporation ("Keno" or the "Guarantor"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer by Autotote Corporation, a Delaware corporation (the "Company"), to exchange $150,000,000 aggregate principal amount of 12 1/2% Senior Subordinated Notes due 2010, Series B (the "series B notes"), for a like amount of its outstanding 12 1/2% Senior Subordinated Notes due 2010, Series A (the "series A notes") (the "Exchange Offer"). The series B notes will be guaranteed on a full and unconditional senior subordinated basis by the Guarantor (the "Guarantee") and certain other existing and future subsidiaries of the Company. The series B notes will be issued pursuant to an Indenture, dated August 14, 2000, among the Company, the Guarantor, the other guarantors named therein and The Bank of New York, as Trustee (the "Indenture").

    As such counsel, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have
(a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of Keno.

    I express no opinion as to the laws of any jurisdiction other than the laws of the State of Nebraska and the United States of America.

    Based upon the foregoing, I am of the opinion that the Guarantee has been duly authorized by the Guarantor and, when issued and delivered in connection with the exchange of the series B notes for the series A notes in the manner set forth in the Registration Statement and when the series B notes are executed by the Company and authenticated in accordance with the provisions of the Indenture (and assuming the due authorization, execution and delivery of the Indenture by each of the parties thereto other than the Guarantor), the Guarantee will constitute legal, valid and binding obligations of the Guarantor.

    The above opinion is subject to and limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

    I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


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                                                       Very truly yours,

                                                       By:  /s/ MARTIN E. SCHLOSS
                                                            -----------------------------------------
                                                            Martin E. Schloss
                                                            GENERAL COUNSEL, AUTOTOTE KENO CORPORATION
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